[FORM OF FACE OF NOTE]


No. __________________                                          $___________
CUSIP No. 909214 AZ 1
UNISYS CORPORATION

                  8 1/4% Convertible Subordinated Note due 2006

        UNISYS CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ______________________________ Dollars on March 15,
2006 at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on March 15 and September 15 of each year, commencing September 15, 1996, on said principal sum in like coin or currency, at the rate per annum specified in the title of this Note, from the March 15 or September 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from March 8, 1996, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any March 1 or September 1, as the case may be, and before the following March 15 or September 15, this Note shall bear interest from such March 15 or September 15; provided, however, that
(a) if the Company shall default in the payment of interest due on such March 15 or September 15, then this Note shall bear interest from the next preceding March 15 or September 15 to which interest has been paid or duly provided for or, (b) if no interest has been paid or duly provided for on the Notes, then this Note shall bear interest from March 8, 1996. The interest so payable on any March 15 or September 15 will (unless such Note has been called for redemption on a Redemption Date which is prior to such interest payment date and unless such Note has been designated to be repurchased on a Repurchase Date which is prior to such interest payment date) be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the March 1 or September 1 (whether or not a business day) next preceding such March 15 or September 15, provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Unless otherwise notified by the Company, interest will be paid by check mailed to the registered address of such person.

        Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium if any, and interest on the Notes to all Senior Indebtedness, and provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company and provisions giving the holder of this Note the right to require the Company to repurchase this Note upon any Change in Control, in each case on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE
LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE.

        This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                       UNISYS CORPORATION



                                       By: __________________________


ATTEST:



________________________________
         Secretary

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the series of Securities referred to in the within-mentioned Indenture.



                                       THE BANK OF NEW YORK, as Trustee



                                       By: ________________________________
                                           Authorized Signatory

                          [FORM OF REVERSE OF NOTE]


                              UNISYS CORPORATION

                 8 1/4% Convertible Subordinated Note due 2006

        This Note is one of a duly authorized issue of Notes of the Company, designated as its 8 1/4% Convertible Subordinated Notes due 2006 (herein called the "Notes"), issued under and pursuant to an Indenture dated as of March 1, 1996, as supplemented (herein called the "Indenture"), between the Company and The Bank of New York (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

        In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued interest on all Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

        The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority of the principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium, payable upon redemption thereof, or reduce any amount payable upon exercise of the Repurchase Right with respect thereto, or impair the right of any holder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes, or adversely affect any applicable conversion rights subject to the terms set forth in the provisions of Article XVI of the Indenture, in each case without the consent of the holder of each Note so affected or
(ii) reduce the percentage in principal amount of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all outstanding Notes affected thereby. It is also provided in the Indenture that the holders of not less than a majority in principal amount of the Notes at the time outstanding may on behalf of the holders of all outstanding Notes waive any past default under the Indenture and its consequences except a default in the payment of the principal of (or premium, if any) or interest, if any, on any of the Notes or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Note. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution therefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

        The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to all Senior Indebtedness, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed, to convert this Note as provided in the Indenture or to repurchase this Note upon a Change in Control as provided in the Indenture.

        Interest on the Notes shall be computed on the basis of a year of twelve 30-day months.

        The Notes are usable in registered form without coupons in
denominations of $1,000 and any multiple of $1,000.   Notes may be
exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, but without payment of any service charge.

        The Notes may be redeemed at the option of the Company as a whole or in part, on any Business Day prior to maturity on and after March 15, 1999, upon mailing a notice of such redemption not less than twenty nor more than sixty days before the date fixed for redemption to the holders of Notes at their last registered addresses, all as provided in the Indenture, at the following optional redemption prices (expressed as percentages of the principal amount), together in each case with accrued interest to the date fixed for redemption:

        If redeemed during the twelve-month period beginning March 15:

Year             Percentage
----             ----------
1999.............105.775%
2000.............104.950
2001.............104.125
2002.............103.300
2003.............102.475
2004.............101.650
2005.............100.825

If the date fixed for redemption is a March 15 or September 15, then the interest payable on such date shall be paid to the holder of record on the preceding March 1 or September 1, respectively.

        Upon any Change in Control with respect to the Company, each holder of Notes shall have the right, at the holder's option, to require the Company to repurchase all of such holder's Notes, or a portion thereof which is $1,000 or any integral multiple thereof, on the Repurchase Date at a price equal to 100% of the principal amount of the Notes, plus accrued interest, if any, to the Repurchase Date.

        Subject to the provisions of the Indenture, the holder hereof has the right, at his option, at any time on or before (i) the close of business on March 15, 2006, or (ii) as to all or any portion hereof called for redemption during such period, the close of business on the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), or (iii) as to all or any portion hereof which the holder hereof has elected to require the Company to repurchase following a Change in Control during such period, the receipt by the Company of the written notice of exercise of such Repurchase Right, to convert the principal hereof or any portion of such principal which is $1,000 or a multiple thereof, into that number of shares of the Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Note or portion thereof to be converted by the conversion price of $6.875 per share or such conversion price as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in New York, New York, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. No adjustments in respect of interest or dividends will be made upon any conversion; provided, however, that if this Note shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest to the opening of business on the following interest payment date (unless it or the portion being converted shall have been called for redemption on a date in such period, in which case the payment referred to in the next succeeding sentence shall not be required), then, notwithstanding such conversion, the interest payable on such succeeding interest payment date will be paid to the registered holder of such Note on such record date. In such event, such Note must be accompanied by an amount, in funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted. A Note converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Note being converted will be paid on such interest payment date to the registered holder of such Note on the immediately preceding record date. No fractional shares will be issued upon any conversion, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

        Any Notes called for redemption, unless surrendered for conversion on or before the close of business on the date fixed for redemption, may be deemed to be purchased from the holder of such Notes at an amount equal to the applicable redemption price, together with accrued interest to the date fixed for redemption, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the holders thereof and convert them into Common Stock of the Company and to make payment for such Notes as aforesaid to the Trustee in trust for such holders.

        Upon due presentment for registration of transfer of this Note at the office or agency of the Company in New York, New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee or transferees in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

        The Company, the Trustee, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other paying agent nor any other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

        No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                 ABBREVIATIONS

        The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common       UNIF GIFT MIN ACT -
TEN ENT - as tenants by the          _________________________Custodian
          entireties                     (Cust)
JT TEN  - as joint tenants with      _________________________
          right of survivorship         (Minor)
          and not as tenants in
          common

                                     under Uniform Gifts to
                                     Minors Act  ________________________
                                                        (State)


Additional abbreviations may also be used though not in the above list.

                        [FORM OF CONVERSION NOTICE]

                            CONVERSION NOTICE


To:  Unisys Corporation

        The undersigned registered holder of the enclosed Note hereby irrevocably exercises the option to convert such Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of Unisys Corporation in accordance with the terms of the Indenture referred to in such Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount thereof, be issued and delivered to the registered holder thereof unless a different name has been indicated below. If shares or any portion of such Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. The enclosed Note is accompanied by any amount required to be paid by the undersigned on account of interest otherwise payable on an interest payment date as a result of the receipt by the Company of this notice and the enclosed Note during the period from the close of business on the record date for the payment of interest on such interest payment date to the opening of business on such interest payment date.

Dated:
                                       __________________________

                                       __________________________
                                              Signature(s)



If shares of Common Stock are to be
delivered, or Notes to be issued, other
than to and in the name of the
registered holder, signatures must be
guaranteed by an "eligible guarantor
institution" meeting the requirements
of the Note registrar, which
requirements include membership or
participation in STAMP or such other
"signature guarantee program" as may be
determined by such registrar in
addition to, or in substitution for,
STAMP, all in accordance with the
Securities Exchange Act of 1934, as
amended.



____________________________________
Signature Guarantee

Fill in for registration of shares if
to be delivered, and Notes if to be
issued, other than to and in the name
of the registered holder:



_____________________________________
               (Name)


_____________________________________
           (Street Address)


_____________________________________
      (City, State and Zip Code)

Please print name and address


                                       Principal amount to be converted
                                             (if less than all):
                                                      $        ,000


                                       ------------------------------------
                                       Social Security or Other Tax-
                                       payer Identification Number

                       [FORM OF REPURCHASE RIGHT NOTICE]

                            REPURCHASE RIGHT NOTICE


Unisys Corporation
Township Line and Union Meeting Roads
Blue Bell, Pennsylvania,  19424

Attention:  __________________

The Bank of New York, as Trustee
101 Barclay Street
Floor 21 West
New York, NY  10286

Attention:  Corporate Trust Trustee Administration

        The undersigned registered holder of the enclosed Note, duly endorsed for transfer, hereby irrevocably notifies you of the undersigned's election to require Unisys Corporation to purchase on __________ __, ____ (the "Repurchase Date") the enclosed Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, and directs Unisys Corporation to pay by check to the registered holder of such Note (unless a different name is indicated below) 100% of the principal amount of such Note plus accrued interest to the Repurchase Date.


Principal amount
  to be repurchased
  (if less than all):  $_____,000

Person (other than regis-
  tered holder) to whom re-
  purchase price is to be sent:

Dated:

__________________________
    (Name)
__________________________

__________________________
   (Address)